UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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KENSEY NASH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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735 Pennsylvania Drive

Exton, Pennsylvania 19341

November 4, 2005

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2005 Annual Meeting of Stockholders of Kensey Nash Corporation. The Annual Meeting will be held on Wednesday, December 7, 2005, beginning at 10:00 a.m., local time, at the new offices of Kensey Nash Corporation, 735 Pennsylvania Drive, Exton, Pennsylvania 19341. The attached Notice of Annual Meeting and Proxy Statement describe matters that we expect will be acted upon at the meeting.

It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and date the enclosed proxy card and promptly return it to us in the postpaid envelope. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We are gratified by your continued interest in Kensey Nash Corporation and urge you to return your proxy card as soon as possible.

Sincerely,

/s/ JOSEPH W. KAUFMANN
Joseph W. Kaufmann
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 7, 2005

To the Stockholders of

Kensey Nash Corporation:

The Annual Meeting of Stockholders of Kensey Nash Corporation (the “Company”) will be held at 10:00 a.m., local time, on Wednesday, December 7, 2005, at the new principal executive offices of Kensey Nash Corporation located at 735 Pennsylvania Drive, Exton, Pennsylvania 19341, for the following purposes:

(1)	To elect three Class I Directors to the Company’s Board of Directors;

(2)	To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the independent auditors of the Company’s financial statements for the fiscal year ending June 30, 2006; and

(3)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on October 17, 2005 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

/s/ JOSEPH W. KAUFMANN
Joseph W. Kaufmann
President and Secretary

Exton, Pennsylvania

November 4, 2005

All stockholders are urged to attend the meeting in person or by proxy. Whether or not you expect to be present at the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage paid envelope furnished for that purpose.

Kensey Nash Corporation

735 Pennsylvania Drive

Exton, Pennsylvania 19341

(610) 524-0188

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Kensey Nash Corporation, a Delaware corporation (the “Company”), for use at its Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, Wednesday, December 7, 2005, at the new principal executive offices of Kensey Nash Corporation located at 735 Pennsylvania Drive, Exton, Pennsylvania 19341, and any adjournments or postponements thereof. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about November 4, 2005.

Voting Securities — The Board of Directors has fixed the close of business on October 17, 2005 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, the Company had outstanding 11,482,673 shares of its Common Stock. Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

Proxies — Joseph W. Kaufmann and Douglas G. Evans, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Messrs. Kaufmann and Evans are officers and directors of the Company. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy, or (2) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting, but attendance at the Annual Meeting will not by itself revoke a proxy.

Quorum — The required quorum for the transaction of business at the Annual Meeting will be a majority of the outstanding shares of Common Stock entitled to vote on the Record Date. Broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Required Vote — A plurality of the votes of shares present in person or represented by proxy at the Annual Meeting is required to elect the nominees for director. This means that the three nominees receiving the highest number of “FOR” votes will be elected. Stockholders will not be allowed to cumulate their votes in the election of directors. Broker non-votes will not be counted in the election of directors. A majority of the votes of the shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company’s financial statements for the fiscal year ending June 30, 2006 (“fiscal 2006”). Abstentions will have the same effect as votes against this proposal. Broker non-votes will not be counted in the voting on this proposal.

Stockholder List — A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder for any purpose germane to the Annual Meeting during ordinary business hours commencing November 18, 2005, and continuing through the date of the Annual Meeting at the new principal executive offices of the Company located at 735 Pennsylvania Drive, Exton, Pennsylvania 19341.

Annual Report to Stockholders — The Company’s Annual Report to Stockholders for the fiscal year ended June 30, 2005 (“fiscal 2005”), containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors consists of nine directors. Article Five of the Company’s Certificate of Incorporation, as amended, provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, three Class I Directors are to be elected for a term of three years expiring at the 2008 Annual Meeting of Stockholders. The Board of Directors recommends that the stockholders vote in favor of the election of all the nominees named in this Proxy Statement to continue to serve as directors of the Company. See “Nominees” below.

The six directors whose terms of office expire in 2006 and 2007 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See “Other Directors” below.

If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the person named in the proxy will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

Nominees

The names of the nominees for the office of director, together with certain information concerning such nominees, are set forth below:

Name	Age	Position with Company	Served as Director Since
Douglas G. Evans, P.E.	41	Chief Operating Officer, Assistant Secretary and Director	1995

Walter R. Maupay, Jr.	66	Director	1995

C. McCollister Evarts, M.D.	74	Director	2000

Mr. Evans has served as Chief Operating Officer and as Assistant Secretary of the Company and has been a director since 1995. Mr. Evans is responsible for overseeing the Company’s daily operations, protecting and developing the Company’s intellectual property and assessing new technologies. From 1989 to 1994, Mr. Evans held several senior positions with the Company in product development and engineering. From 1986 until joining the Company in 1989, Mr. Evans held a number of positions in engineering and business development for several divisions of the General Electric Company. Mr. Evans received a B.S. degree in Engineering Science and a Master’s degree in Business Management from The Pennsylvania State University and an M.S. degree in Electrical Engineering from the University of Pennsylvania. Mr. Evans is a Registered Professional Engineer in the United States.

Mr. Maupay has been a director of the Company since June 1995. Prior to his retirement in 1995, Mr. Maupay was a group executive with Bristol-Myers Squibb and President of Calgon Vestal Laboratories. From 1988 to

December 1994, Mr. Maupay served as President of Calgon Vestal Laboratories, then a division of Merck & Co. Mr. Maupay spent thirty-three years in corporate and divisional positions at Merck & Co. Mr. Maupay received a B.S. degree in Pharmacy from Temple University and an M.B.A. degree from Lehigh University. Mr. Maupay is a director of SyntheMed, Inc., PolyMedica Corporation, and Cubist Pharmaceuticals and is also a director of several private companies. Mr. Maupay is the Non-Executive Chairman of the Board, a member of the Company’s Compensation and Executive Committees, and Chairman of the Corporate Governance and Nominating Committee.

Dr. Evarts has been a director of the Company since July 2000. Since September 2003, Dr. Evarts has been Chief Executive Officer of the University of Rochester Medical Center and Senior Vice President and Vice Provost for Health Affairs at the University of Rochester. Dr. Evarts previously was a Professor for the Pennsylvania State University, College of Medicine and Chief Executive Officer of The Milton S. Hershey Medical Center, as well as the Senior Vice President for Health Affairs and Dean, College of Medicine (Emeritus). Previously, Dr. Evarts served as Professor and Chair of the Department of Orthopaedics at the University of Rochester School of Medicine and Dentistry and Medical Center and Vice President for Development. Prior to that, he was Chair of the Department of Orthopaedic Surgery at the Cleveland Clinic Foundation. Dr. Evarts holds an A.B. degree from Colgate University. He received his Medical Degree from the University of Rochester School of Medicine and Dentistry and served his internship and residency at the University of Rochester Strong Memorial Hospital. Dr. Evarts is a former director of The Hershey Foods Corporation, Hershey Trust, and Carpenter Technology. Dr. Evarts is Chairman of the Company’s Compensation Committee and a member of the Executive and Corporate Governance and Nominating Committees.

Other Directors

The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are elected and qualified.

Name	Age	Position with Company	Served as Director Since	Term Expires
Joseph W. Kaufmann	53	Chief Executive Officer, President, Secretary and Director	1992	2006

Harold N. Chefitz	70	Director	1995	2006

Steven J. Lee	58	Director	2000	2006

John E. Nash, P.E.	70	Vice President of New Technology and Director	1984	2007

Robert J. Bobb	58	Director	1984	2007

Kim D. Rosenberg	59	Director	2002	2007

Mr. Kaufmann has served as Chief Executive Officer and President of the Company since 1995, as Secretary since 1989, and as a director since 1992. Mr. Kaufmann joined the Company in 1989 as Chief Financial Officer and was appointed Vice President, Finance and Administration in January 1994. Prior to joining the Company, Mr. Kaufmann held executive finance positions at divisions of both Hanson, PLC and Syntex Corporation. Mr. Kaufmann received a B.S. degree in Accounting from St. Joseph’s University. Mr. Kaufmann is Chairman of the Company’s Executive Committee.

Mr. Chefitz has been a director of the Company since June 1995. Mr. Chefitz has many years of experience in investment banking and venture capital in the healthcare industry. Since May 2004, Mr. Chefitz has been a Managing Partner at QuanStar Group, LLC and for more than five years he has been Chairman of Notch Hill Advisors, advisors to CK Capital L.P. He is also a member of Boston University Medical School Alzheimer Advisory Board and he is a director of Barr Pharmaceutical, Inc. He was a Senior Managing Director of Gerard Klauer Mattison & Co. LLC from June 1995 through November 1998. From March 1993 until March 1995, he served as a Managing Director and Head of Healthcare Investment Banking for Prudential Securities Incorporated in New York City. Mr. Chefitz received a B.S. degree from Boston University and attended Boston College Law School. Mr. Chefitz is Chairman of the Company’s Audit Committee and a member of the Executive and Corporate Governance and Nominating Committees.

Mr. Lee has been a director of the Company since July 2000. Mr. Lee is the President of SL Consultant Inc. a private investment firm and hedge fund specializing in growing companies in the medical and high technology fields. Mr. Lee was the Founder, President, Chief Executive Officer and Chairman of PolyMedica Corporation from 1990 until August 2002, the time of his retirement from PolyMedica. Previously, Mr. Lee was President and a director of Shawmut National Ventures. Prior to that, Mr. Lee served as President and Chief Executive Officer and a director of RepliGen Corporation from 1984 to 1986. Mr. Lee received a B.A., cum laude, from Lehigh University, an M.B.A. from the Wharton School of Finance and Commerce at the University of Pennsylvania, and a J.D. degree from Fordham University School of Law. He is a member of the Massachusetts and New York State Bar Associations. Mr. Lee is a member of the Company’s Audit and Compensation Committees.

Mr. Nash is a co-founder of the Company, is currently the Company’s Vice President of New Technologies and has served as a director since 1984. He served as Vice Chairman of the Board and Executive Vice President from 1984 to October 1998. Prior to his co-founding the Company, Mr. Nash was employed by Syntex Corporation in a number of engineering and development positions within its Syntex Dental subsidiary, including Vice President of Research and Development. Mr. Nash holds qualifications in Mechanical and Production Engineering from Kingston College of Technology in the United Kingdom and is a Registered Professional Engineer in both the United Kingdom and the United States.

Mr. Bobb has been a director of the Company since 1984. For over 25 years, Mr. Bobb has been a principal equity investor and key management participant in a number of operating companies. Since July 2004, Mr. Bobb has been the Chairman of the Board for The UniMark Group, Inc. Mr. Bobb received a B.S. degree from Western Michigan University and a J.D. degree from the University of Notre Dame Law School. Mr. Bobb is a member of the Company’s Audit Committee.

Mr. Rosenberg was elected a director of the Company in December 2002. Mr. Rosenberg has spent more than 29 years in the financial services industry at Chase Manhattan, Citicorp, and American Express. Throughout his career, he has held numerous affiliated board and corporate officer positions with American Express Company and Citicorp. Mr. Rosenberg is a retired U.S. Navy Lieutenant Commander. He received a B.S. in Economics from the Wharton School and an M.S. in Operations Research from the University of Pennsylvania. Mr. Rosenberg is a member of the Company’s Audit Committee.

Director Compensation — The Company does not pay additional compensation to its executive officers for their service as directors. The non-employee directors receive a $10,000 annual retainer and are paid a fee of $2,500 per Board of Directors meeting, plus travel expenses and other costs associated with attending meetings. Non-employee directors who serve on the Executive Committee are paid a fee of $2,000 per Executive Committee meeting plus travel expenses and other costs associated with attending the meetings. Non-employee directors who serve on the Audit Committee are paid a fee of $2,000 each quarter in connection with the review of the Company’s quarterly and annual filings made with the Securities and Exchange Commission (“SEC”), unless such review takes place on the date of a Board of Directors meeting. Committee Chairpersons receive an additional $2,000 annual retainer. In addition, there is an educational allowance for Board of Directors training totaling $10,000, plus travel expenses and other costs associated with attending training.

Each non-employee director receives an initial grant of options to purchase 5,000 shares of Common Stock upon their appointment to the Board of Directors, exercisable at the fair market value of such shares on the date of grant. In consideration of their service on the Board of Directors, on the date of each annual meeting of the stockholders of the Company, each non-employee director who is elected, re-elected or continues to serve as a director because his term has not expired, receives an option to purchase 7,500 shares of Common Stock, exercisable at the fair market value of such shares on the date of grant. In addition, each non-employee director who serves on a committee, as of the date of the annual meeting, receives an additional option to purchase 1,500 shares of Common Stock, exercisable at the fair market value of such shares on the date of grant. Each committee member is only entitled to a single such option to purchase 1,500 shares even if he serves on several committees. In addition, additional grants of options may be made, from time to time, as determined by the Compensation Committee.

Each non-employee director who is elected, re-elected or continues to serve as a director because his term has not expired also receives, on the date of the annual meeting, an award of 2,000 shares of restricted Common Stock. Outstanding awards of restricted Common Stock contain three-year vesting provisions, contingent, in the case of 1,000 shares, upon the Company’s achievement of certain earnings per share targets and, in the case of the other 1,000 shares, on the Common Stock reaching certain price targets.

Meetings — During fiscal 2005, the Board of Directors held five meetings in person and six teleconference meetings, for a total of eleven meetings. During each of the five Board of Directors meetings held in person, the independent directors met without the Company’s executive officers being present for an executive session. During fiscal 2005, each director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board of Directors, and (2) the total number of meetings held by all committees of the Board of Directors on which he served.

Committees of the Board of Directors — The Board of Directors has established an Audit Committee, a Compensation Committee, an Executive Committee and a Corporate Governance and Nominating Committee. The Audit Committee includes Mr. Chefitz (Chairman) and Messrs. Bobb, Rosenberg and Lee, each of whom is a non-employee director who meets the independence requirements of the NASDAQ Marketplace Rules (“NASDAQ independence requirements”). The Compensation Committee includes Dr. Evarts (Chairman) and Messrs. Lee and Maupay, each of whom is a non-employee director who meets the NASDAQ independence requirements. The Executive Committee includes Messrs. Kaufmann (Chairman), Chefitz and Maupay and Dr. Evarts, each of whom, with the exception of Mr. Kaufmann, is a non-employee director who meets the NASDAQ independence requirements. The Corporate Governance and Nominating Committee includes Mr. Maupay (Chairman), Mr. Chefitz and Dr. Evarts, each of whom is a non-employee director who meets the NASDAQ independence requirements.

The Audit Committee exercises oversight responsibility regarding the quality and integrity of the Company’s auditing and financial reporting practices. In fulfilling this responsibility, the Audit Committee, among other things, selects the independent auditors, pre-approves any audit or non-audit services to be provided by the independent auditors or other accounting service firms, reviews the results and scope of the annual audit performed by the auditors and assesses processes related to risks and control environment. The Audit Committee reports to the full Board of Directors regarding all of the foregoing. The Audit Committee operates pursuant to a written charter that is posted on the Company website at www.kenseynash.com under the section called “Corporate Governance”. The Audit Committee held four meetings in person and nine teleconference meetings, for a total of thirteen meetings, in fiscal 2005. See “Audit Committee Matters.”

The Compensation Committee has the responsibility for recommending to the Board of Directors guidelines and standards for the determination of executive compensation, reviewing the Company’s executive policies and reporting to the full Board of Directors regarding the foregoing. The Compensation Committee also has responsibility for administering the Fourth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan (the “Employee Plan”) and the Kensey Nash Corporation Nonemployee Directors’ Stock Option Plan (the “Directors’ Plan”), determining the number of options to be granted and restricted Common Stock to be awarded to the Company’s executive officers and employees pursuant to the Employee Plan, and reporting to the full Board of Directors regarding the foregoing matters. The Compensation Committee operates pursuant to a written charter that is posted on the Company’s website. The Compensation Committee held four meetings in fiscal 2005 including a session during one of the meetings without the CEO present at which the CEO’s compensation was determined. See “Report of the Compensation Committee of the Board of Directors.”

The Executive Committee has those responsibilities delegated to it from time to time by the Board of Directors. The Executive Committee also measures the Company’s performance to the Company’s operating plan and reviews key strategic alternatives. The Executive Committee operates pursuant to a written charter that is posted on the Company’s website. The Executive Committee held six meetings in fiscal 2005.

The Corporate Governance and Nominating Committee has the responsibility of evaluating the performance of the Board of Directors and making recommendations as to the size and composition of the Board of Directors and its committees. The Corporate Governance and Nominating Committee also performs the duties of a nominating committee and is responsible for making recommendations for nominations of new members of the Board of Directors. The Corporate Governance and Nominating Committee operates pursuant to a written charter that is posted on the Company website. The Corporate Governance and Nominating Committee held three meetings in fiscal 2005 and nominated the directors to be re-elected at this meeting.

The Corporate Governance and Nominating Committee will consider many factors when considering candidates for election to the Board of Directors, including that the proper skills and experiences are represented on the Board of Directors and its committees and that the composition of the Board of Directors and each such committee satisfies applicable legal requirements and the NASDAQ listing standards. The Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Corporate Governance and Nominating Committee recommended nominee. However, the Corporate Governance and Nominating Committee does believe that all members of the Board of Directors should have the highest personal and professional ethics, a commitment to representing the long-term interests of the stockholders and sufficient time to devote to Board of Directors matters. The Corporate Governance and Nominating Committee considers candidates for the Board of Directors from any reasonable source, including stockholder recommendations. The Corporate Governance and Nominating Committee does not evaluate candidates differently based on who has proposed the candidate.

Stockholders who wish to nominate a qualified candidate should write to the Company’s secretary at the principal executive offices of the Company. Such nominations should be sent to the secretary not less than 60 days nor more than 90 days prior to an annual meeting of stockholders in accordance with the bylaws of the Company. In addition to other requirements set forth in the Company’s bylaws, nominations must specify the name of the nominee and the qualifications of such nominee for membership on the Board of Directors, along with the written consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected.

The Corporate Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees were paid to consultants or search firms in the past fiscal year.

Corporate Governance Practices and Policies — The Board of Directors has carefully followed the corporate governance developments which have been taking place as a result of the adoption of the Sarbanes-Oxley Act of 2002, the rules adopted thereunder by the SEC, governance rules proposed and/or adopted by the SEC, the

NASDAQ listing standards and other corporate governance recommendations. In April 2004, the Board of Directors adopted new charters for its Audit Committee, Compensation Committee, Executive Committee and its Corporate Governance and Nominating Committee. Each of these new charters is available in full text on the Company’s website at www.kenseynash.com under the section called “Corporate Governance”.

The Board of Directors also adopted new Corporate Governance Guidelines at that time. The new Corporate Governance Guidelines address, among other things, the Board’s composition, qualifications and responsibilities, director education, independence of directors and stockholder communications with directors. The Corporate Governance Guidelines provide that directors are expected to attend the Company’s Annual Meeting and all of the directors were in attendance at the Company’s 2004 Annual Meeting. The full text of the Corporate Governance Guidelines is available on the Company’s website.

Also, in April 2004, the Board of Directors adopted the Kensey Nash Corporation Code of Business Conduct and Ethics, articulating standards of business and professional ethics, applicable to all of the Company’s directors, officers and employees. The full text of the Code of Business Conduct and Ethics is available on the Company’s website. The Company’s website also provides information on how to contact the Company and other items of interest to investors. The Company makes available on its website, free of charge, its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to these reports, as soon as practical after it files these reports with the SEC.

Communications with the Board of Directors — As set forth in Corporate Governance Guidelines that are posted on the Company’s website, stockholders or other interested parties may communicate with the Board of Directors by sending a letter to Kensey Nash Corporation Board of Directors, c/o the Secretary, Kensey Nash Corporation, 735 Pennsylvania Drive, Exton, PA 19341. The Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed.

Executive Officers — The Board of Directors elects officers annually and such officers, subject to the terms of certain employment agreements, serve at the discretion of the Board of Directors. See “Executive Compensation— Employment Agreements.” In addition to the executive officers of the Company identified in the tables entitled “Nominees” and “Other Directors,” Ms. Wendy F. DiCicco serves as the Company’s Chief Financial Officer.

Ms. DiCicco, CPA, 38, has served as Chief Financial Officer since August 1998. From 1996 through 1998, Ms. DiCicco served as Controller of the Company. From 1989 until she joined the Company in 1996, Ms. DiCicco was an Accounting and Audit Manager at the public accounting firm Deloitte & Touche LLP. Ms. DiCicco holds a B.S. degree in accounting from Philadelphia University and is a Certified Public Accountant in the Commonwealth of Pennsylvania.

Section 16(a) Beneficial Ownership Reporting Compliance — Section 16 of the Securities and Exchange Act of 1934 (the “1934 Act”) requires the Company’s officers and directors and persons who own greater than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and the NASDAQ National Market. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners were complied with during fiscal 2005, except that (a) Mr. Kaufmann filed a Form 4 to report a single transaction one day late and (b) Mr. Chefitz filed one late Form 4 to report a two gift transactions that occurred in December 2003 and January 2004.

EXECUTIVE COMPENSATION

The table below contains information with respect to the compensation paid and awarded by the Company for services rendered during the fiscal years ended June 30, 2005, 2004 and 2003 to its chief executive officer and the only three other executive officers of the Company (each, a “Named Executive Officer”).

SUMMARY COMPENSATION TABLE

Name and principal position	Annual Compensation							Long Tem Compensation Awards
	Year	Salary ($)			Bonus ($)			Restricted Stock Awards ($)			Securities Underlying Options (#)	All Other Compensation ($)
Joseph W. Kaufmann President, Chief Executive Officer and Secretary	2005 2004 2003	$ $ $	290,000 290,000 280,750		$ $	— 295,000 178,141	(2)	$ $ $	903,505 689,450 —	(5) (6)	— 85,000 —	$ $ $	5,869 3,875 1,528	(13)

Douglas G. Evans, P.E. Chief Operating Officer and Assistant Secretary	2005 2004 2003	$ $ $	250,000 246,250 227,000		$ $	— 255,000 142,514	(3)	$ $ $	767,106 565,460 —	(7) (8)	— 70,000 —	$ $ $	6,790 3,509 2,713	(14)

Wendy F. DiCicco, CPA Chief Financial Officer	2005 2004 2003	$ $ $	183,750 159,715 148,752	(1)	$ $	— 81,000 42,000	(4)	$ $ $	290,314 234,450 —	(9) (10)	— 30,000 —	$ $ $	6,331 2,947 2,243	(15)

John E. Nash, P.E. Vice President of New Technologies	2005 2004 2003	$ $ $	107,500 100,000 100,000		$ $	— 10,000 35,000		$ $ $	75,616 41,700 —	(11) (12)	— 5,000 15,000	$ $ $	2,681 1,061 1,798	(16)

(1)	The Company’s short-term disability insurance carrier paid $9,536 of Ms. DiCicco’s salary in the fiscal year ended June 30, 2004 (“fiscal 2004”).

(2)	Includes a cash bonus of $70,000 received in June 2004, and a $225,000 cash bonus for fiscal 2004 performance.

(3)	Includes a cash bonus of $55,000 received in June 2004, and a $200,000 cash bonus for fiscal 2004 performance.

(4)	Includes a cash bonus of $20,000 received in June 2004, and a $61,000 cash bonus for fiscal 2004 performance.

(5)	Consists of 29,967 shares awarded September 9, 2005 (grant date market value of $30.15 per share).

(6)	Consists of 15,000 shares awarded July 21, 2004 (grant date market value of $27.43 per share) and 10,000 shares awarded August 24, 2004 (grant date market value of $27.80 per share).

(7)	Consists of 25,443 shares awarded September 9, 2005 (grant date market value of $30.15 per share).

(8)	Consists of 12,000 shares awarded July 21, 2004 (grant date market value of $27.43 per share) and 8,500 shares awarded August 24, 2004 (grant date market value of $27.80 per share).

(9)	Consists of 9,629 shares awarded September 9, 2005 (grant date market value of $30.15 per share).

(10)	Consists of 5,000 shares awarded July 21, 2004 (grant date market value of $27.43 per share) and 3,500 shares awarded August 24, 2004 (grant date market value of $27.80 per share).

(11)	Consists of 2,508 shares awarded September 9, 2005 (grant date market value of $30.15 per share).

(12)	Consists of 1,500 shares awarded August 24, 2004 (grant date market value of $27.80 per share).

(13)	Consists of $4,749 for a Company matching cash contribution paid and/or accrued under the Company’s 401(k) Plan, $790 for additional disability premiums and $330 for additional life insurance premiums.

(14)	Consists of $3,920 for a Company matching cash contribution paid and/or accrued under the Company’s 401(k) Plan, $2,725 for additional disability premiums and $145 for additional life premiums.

(15)	Consists of $5,346 for a Company matching cash contribution paid and/or accrued under the Company’s 401(k) Plan, $865 for additional disability premiums and $120 for additional life premiums.

(16)	Represents Company matching cash contribution paid and/or accrued under the Company’s 401(k) Plan.

Option Grants For Fiscal 2005 —The Company did not award any stock option grants or stock appreciation rights to its Named Executive Officers for fiscal 2005. The Named Executive Officers received restricted stock awards for fiscal 2005 (see “Summary Compensation Table”).

Aggregated Option Exercises in Fiscal 2005 and Fiscal Year-End 2005 Option Values — The following table provides information regarding the Named Executive Officers’ option exercises during fiscal 2005 and unexercised options held at June 30, 2005. None of the Named Executive Officers held any stock appreciation rights as of June 30, 2005.

AGGREGATED OPTION EXERCISES IN FISCAL 2005 AND FISCAL YEAR-END 2005 OPTION VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End 2005(#)		Value of Unexercised In-The-Money Options at Fiscal Year-End 2005($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph W. Kaufmann	113,998	$1,758,872	701,169	18,333	$11,817,962	$287,095

Douglas G. Evans, P.E.	—	—	553,200	15,000	$8,962,836	$234,900

Wendy F. DiCicco, CPA	10,000	$183,723	75,525	5,000	$767,508	$78,300

John E. Nash, P.E.	—	—	15,000	5,000	$132,900	$60,350

(1)	The value per option is calculated by subtracting the exercise price from the closing price per share of the Common Stock on the NASDAQ National Market on June 30, 2005, which was $30.24.

Employment Agreements — Mr. Kaufmann is a party to a three-year Employment Agreement with the Company dated as of June 1, 2004 that expires in June 2007 and provides for a minimum annual base salary of $250,000, or his most recent per annum base salary, whichever is greater. Mr. Evans is a party to a three-year Employment Agreement with the Company dated as of June 1, 2004 that expires in June 2007 and provides for a minimum annual base salary of $200,000, or his most recent per annum base salary, whichever is greater. Ms. DiCicco is a party to an Employment Agreement with the Company dated as of October 1, 2003 that was to expire in October 2005 but has been extended to October 2007. Ms. DiCicco is a party to an Employment Agreement with the Company dated as of October 1, 2003 that was due to expire in October 2005. The Company is in the process of renewing Ms. DiCicco’s employment agreement and will file such agreement with the SEC when it is finalized. Ms. DiCicco’s current Employment Agreement provides for a minimum annual base salary of $165,000, or her most recent per annum base salary, whichever is greater. Each of these employment agreements provides that the officer’s salary is subject to annual increases as determined by the Company’s Board of Directors and provides that an annual bonus may be paid at the discretion of the Board of Directors. The Board of Directors increased Mr. Kaufmann’s salary to $290,000 effective October 1, 2002, Mr. Evans’ salary to $250,000 effective October 1, 2003 and Ms. DiCicco’s salary to $197,600 effective October 1, 2005. The agreements restrict each of Messrs. Kaufmann and Evans and Ms. DiCicco from competing with the Company during the term of the agreement and for twelve months after termination of his or her employment with the Company.

Each of Messrs. Kaufmann and Evans and Ms. DiCicco is also party to a Termination and Change in Control Agreement with the Company, dated as of the same date as his or her Employment Agreement. Pursuant to the Termination and Change in Control Agreement, if, following a Change in Control (as defined therein), the Company terminates, other than for cause, any of Messrs. Kaufmann or Evans or Ms. DiCicco, he or she will be entitled to receive, among other things, severance pay equal to his or her base salary for a period of two years. Each of Messrs. Kaufmann and Evans and Ms. DiCicco would also be entitled to receive an additional payment, net of taxes, to compensate for any excise tax imposed on these and other payments if they are determined to be excess parachute payments under the Internal Revenue Code of 1986, as amended (the “Code”). Following a Change in Control, all unvested options granted to each of Messrs. Kaufmann and Evans and Ms. DiCicco will immediately become vested.

Equity Compensation Plan Information

As of June 30, 2005, the Company maintained the Employee Plan and the Directors’ Plan, each of which was approved by the Company’s stockholders. The following table provides information, as of June 30, 2005, about the securities authorized for issuance under these equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,536,958	$17.21	315,879
Equity compensation plans not approved by security holders

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The objectives of the Compensation Committee in determining the levels and components of executive compensation are (1) retaining the executive officers in their present positions, (2) providing them with both cash and equity incentives to further the interests of the Company and its stockholders, (3) compensating them at levels comparable to those of executive officers at other medical device companies at a comparable stage of development, and (4) attracting executive officers whose experience and backgrounds would help the growth and development of the Company. Generally, the compensation of all executive officers consists of a base salary plus a discretionary bonus based upon achievement of specified goals. Stock options may be granted to provide the opportunity for compensation based upon the performance of the Common Stock over time. In addition, the Compensation Committee determined restricted Common Stock awards could be awarded to the executive officers.

The Compensation Committee determined the terms of the employment agreements for Mr. Kaufmann and for all of the other executive officers. In determining the base salaries of the executive officers, the Compensation Committee considered the performance of each executive, the nature of the executive’s responsibilities, the salary levels of executives at medical device companies at a comparable stage of development, including other publicly-held companies that are developing medical device products and are included in the NASDAQ Medical Equipment Index, and the Company’s general compensation practices. Based on these criteria the Board of Directors has approved the base salaries of Messrs. Kaufmann, Evans and Nash and Ms. DiCicco to be $290,000, $250,000, $110,000 and $197,600, respectively.

Discretionary cash bonuses for each of the Company’s executive officers are directly tied to achievement of specified goals of the Company and are a function of the criteria that the Compensation Committee believes appropriately takes into account the specific areas of responsibility of the particular officer. The Compensation Committee approved specific goals for the Company and for each executive officer, including financial (revenue and earnings per share), operational, developmental and strategic milestones, in the beginning of fiscal 2005. For example, Mr. Kaufmann’s fiscal 2005 bonus was determined by achievement of goals weighted in the following manner: 50% revenue and earnings per share goals, 30% developmental and operational goals, and 20% strategic issues and business development goals.

The Compensation Committee also grants stock options, from time to time, to executive officers and other employees in order to provide a long-term incentive that is directly tied to the performance of the Company’s stock. The exercise price of each of these stock options is generally the fair market value of the Common Stock on the date of grant. The options generally vest over a three-year period, from the date of grant. Vesting periods are used to retain key employees and to emphasize the long-term aspect of contribution and performance.

The Compensation Committee grants options based upon its belief that it is necessary in a highly competitive environment to provide key personnel the opportunity for significant continuing equity participation and incentive to create stockholder value over a longer investment horizon. These options provide an incentive to maximize stockholder value because they reward option holders only if stockholders also benefit. In making stock option grants to executives under the Employee Plan, the Compensation Committee considers a number of factors, including the past performance of the executive, achievement of specific delineated goals (the same goals which determine cash bonuses as mentioned above), the responsibilities of the executive, review of compensation of executives in medical device companies at a comparable stage of development, and review of the number of shares underlying stock options each executive currently possesses.

The Compensation Committee determined that, in addition to grants of options and cash bonuses, the executive officers would be eligible for awards of restricted Common Stock pursuant to the Employee Plan. In making restricted stock awards to executives, the Compensation Committee considers a number of factors, including the past performance of the executive, achievement of specific delineated goals, the responsibilities of the executive, review of compensation of executives in medical device companies at a comparable stage of development, and review of the number of shares of restricted Common Stock each executive currently possesses.

For fiscal 2005, the Compensation Committee decided, and the executive officers agreed, to award restricted Common Stock in exchange for the value of the cash bonus and stock option awards they would have received based upon the criteria described above. The Compensation Committee and the executive officers determined the restricted Common Stock awards would be more beneficial for the Company for both financial reasons and due to the current shares available in the Employee Plan. On September 9, 2005, for their performance in fiscal 2005, Messrs. Kaufmann, Evans and Nash and Ms. DiCicco were awarded 29,967, 25,443, 2,508 and 9,629 shares of restricted Common Stock, respectively, with a fair market value of $30.15 per share on the date of grant. These awards will vest over time in three equal annual amounts beginning September 9, 2006.

Mr. Kaufmann’s and the other executive officers’ bonuses for the fiscal 2006 will be based upon the achievement of specified objectives, including achievement of revenue and earnings per share goals in the Company’s fiscal 2006 plan and certain operational, development and strategic objectives. The executive officers’ bonuses will be subject to the discretion of the Board of Directors.

Compliance with Section 162(m) —Section 162(m) of the Code (“Section 162(m)”) provides that compensation paid to certain executive officers in excess of $1,000,000 in any year is not deductible by the Company for Federal income tax purposes unless, in general, such compensation is performance-based, is established by a committee comprised solely of two or more independent directors and is objective and the plan or agreement providing for such performance-based compensation has been approved by stockholders in advance of payment. The Compensation Committee currently intends for most compensation paid to the executive officers to be tax deductible to the Company. However, the Compensation Committee may, from time to time, pay compensation to the executive officers that may not be deductible if the Compensation Committee believes this to be in the best interests of the Company. Stock options awarded by the Compensation Committee under the Employee Plan, with exercise prices equal to the fair market value of the Common Stock on the grant date, will generally qualify for deductibility under Section 162(m). Shares of restricted stock and other awards granted under the Employee Plan may, however, not so qualify, so that the compensation associated with such awards, to the extent such compensation and other compensation subject to the Section 162(m) deductibility limitation in a given year exceeds $1,000,000, is not deductible.

Compensation Committee

C. McCollister Evarts, M.D., Chairman Steven J. Lee Walter R. Maupay, Jr.

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder returns during the period commencing on June 30, 2000 and ending on June 30, 2005, for the Company, the NASDAQ Stock Market (U.S.) Index and the NASDAQ Medical Equipment Index. The comparison assumes $100 was invested on June 30, 2000 in the Common Stock of the Company, the NASDAQ Stock Market (U.S.) Index and the NASDAQ Medical Equipment Index and assumes the reinvestment of all dividends, if any.

COMPARISON OF CUMULATIVE TOTAL RETURNS

	6/30/00	6/30/01	6/30/02	6/30/03	6/30/04	6/30/05
Kensey Nash Corporation	$100	$150	$146	$230	$310	$272
NASDAQ Stock Market (U.S.)	$100	$56	$39	$43	$54	$55
NASDAQ Medical Equipment	$100	$116	$98	$110	$161	$165

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

The following table sets forth, as of October 17, 2005, certain information with respect to the beneficial ownership of the Company’s Common Stock by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each Company director, (3) each of the Named Executive Officers (as defined on page 9) and (4) all Company executive officers and directors as a group. Unless otherwise indicated, each person or group has sole dispositive and voting power with respect to the shares shown below as beneficially owned by such person.

Names and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Wellington Management Company, LLP (1)	1,246,849	10.9%
Transamerica Investment Management, LLC (2)	1,242,599	10.8
BAMCO, Inc. (3)	1,017,400	8.9
William Blair & Company, L.L.C. (4)	926,890	8.1
Joseph W. Kaufmann (5)	823,837	6.8
FMR Corp. (6)	701,300	6.1
Douglas G. Evans, P.E. (7)	674,841	5.6
Kenneth R. Kensey, M.D. (8)	641,000	5.6
Friess Associates LLC (9)	628,900	5.5
Munder Capital Management (10)	585,292	5.1
IronBridge Capital Management LLC (11)	581,647	5.1
John E. Nash, P.E. (12)	409,008	3.6
Walter R. Maupay, Jr. (13)	104,430		*
Wendy F. DiCicco, CPA (14)	92,518		*
Robert J. Bobb (15)	84,350		*
C. McCollister Evarts, M.D (16)	51,430		*
Harold N. Chefitz (17)	49,286		*
Steven J. Lee (18)	42,930		*
Kim D. Rosenberg (19)	33,930		*
All Executive Officers and Directors as a group (10 persons)	2,366,560	18.0%

*	Denotes less than one percent.

(1)	The principal place of business for Wellington Management Company, LLP is 75 State Street, Boston, MA 02109. Wellington Management has shared voting power with respect to 1,051,600 of the shares shown as beneficially owned by it and shared dispositive power with respect to all of the shares. This information was obtained from a Schedule 13G filed with the SEC on September 9, 2005.

(2)	The principal place of business for Transamerica Investment Management, LLC is 1150 South Olive Street, Suite 2700, Los Angeles, CA 90015. Transamerica has sole voting power with respect to 1,009,810 of the shares shown as beneficially owned by it and sole dispositive power with respect to all of the shares. This information was obtained from a Schedule 13G filed with the SEC on September 9, 2005.

(3)	Baron Capital Group, Inc. and Ronald Baron are parent holding companies of BAMCO, Inc. and Baron Capital Management, Inc.; the address for all of them is 767 Fifth Avenue, New York, NY 10153. This information was obtained from a Schedule 13F filed with the SEC, which disclosed ownership as of June 30, 2005.

(4)	The principal place of business for William Blair & Company, LLC is 222 West Adams Street, Chicago, Illinois 60606. This information was obtained from a Schedule 13F filed with the SEC, which disclosed ownership as of June 30, 2005.

(5)	Includes 719,502 shares issuable upon exercise of options within 60 days of October 17, 2005.

(6)	FMR Corp. is a parent holding company of Fidelity Management & Research Company, the address of which is 82 Devonshire Street, Boston, MA 02109. This information was obtained from a Schedule 13F filed with the SEC, which disclosed ownership as of June 30, 2005.

(7)	Includes 66,482 shares held by the Douglas G. Evans Revocable Trust, 1,050 shares held indirectly by his minor children and 568,200 shares issuable upon exercise of options within 60 days of October 17, 2005.

(8)	Represents shares held by the Kenneth R. Kensey Revocable Trust, of which Kenneth R. Kensey is trustee. Dr. Kensey has voting and dispositive power with respect to the shares held by the trust. The principal place of business for Dr. Kensey is c/o Rheologics, Inc., 15 East Uwchlan Ave., Suite 414, Exton, Pennsylvania 19341.

(9)	The principal place of business for Friess Associates LLC is 115 E. Snow King, Jackson, WY, 83001. This information was obtained from a Schedule 13G filed with the SEC on February 15, 2005.

(10)	The principal place of business for Munder Capital Management is 480 Pierce Street, Birmingham, MI 48009. This information was obtained from a Schedule 13F filed with the SEC, which disclosed ownership as of June 30, 2005.

(11)	The principal place of business for IronBridge Capital Management LLC is 1 Parkview Plaza, Suite 600, Oakbrook Terrace, IL 60181. This information was obtained from a Schedule 13F filed with the SEC, which disclosed ownership as of June 30, 2005.

(12)	Includes 390,500 shares held by the John E. Nash Revocable Trust and 15,000 shares issuable upon exercise of options within 60 days of October 17, 2005.

(13)	Includes 77,500 shares issuable upon exercise of options within 60 days of October 17, 2005.

(14)	Includes 75,525 shares issuable upon exercise of options within 60 days of October 17, 2005.

(15)	Includes 77,500 shares issuable upon exercise of options within 60 days of October 17, 2005.

(16)	Includes 47,500 shares issuable upon exercise of options within 60 days of October 17, 2005.

(17)	Includes 46,000 shares issuable upon exercise of options within 60 days of October 17, 2005.

(18)	Includes 37,500 shares issuable upon exercise of options within 60 days of October 17, 2005.

(19)	Includes 30,000 shares issuable upon exercise of options within 60 days of October 17, 2005

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company’s financial statements for fiscal 2006. Deloitte & Touche LLP has acted as auditors for the Company since 1990. It is expected that representatives of Deloitte & Touche LLP will be present at the meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

The Audit Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committees’ appointment of Deloitte & Touche LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Deloitte & Touche LLP, the Board of Directors will interpret this as an instruction to seek other auditors. The Board of Directors recommends that the stockholders vote in favor of the ratification of the appointment of Deloitte & Touche LLP as auditors for the fiscal year ending June 30, 2006.

INDEPENDENT AUDITOR FEES

The following table shows fees that the Company paid (or accrued) for professional services rendered by its independent auditors’, Deloitte & Touche LLP for fiscal 2005 and the fiscal 2004:

	Year Ended
	June 30, 2005	June 30, 2004
Description of Fees
Audit Fees	$128,305	$119,814
Audit-Related Fees	179,800	10,000
Tax Fees	32,678	78,544
All Other Fees	—	—

Total Fees Paid to Independent Auditors	$340,783	$208,358

Audit Fees. Consists of fees incurred for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports.

Audit-Related Fees. Consists of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees” and services that are normally provided by the Company’s independent auditors in connection with statutory and regulatory filings or engagements. For fiscal 2005 and 2004, respectively, the amount includes $179,800 and $10,000 for services rendered in connection with evaluating managements assessment of internal control over financial reporting as a result of the Sarbanes-Oxley Act of 2002.

Tax Fees. Consists of fees incurred for professional services for tax compliance, tax advice and tax planning. These services include tax planning, assistance with the preparation of various U.S. tax returns, and advice on other tax-related matters. For fiscal 2004, the amount includes $50,500 for services provided in connection with conducting a historical research and development tax credit study.

All Other Fees. Represents fees incurred for services provided to the Company not otherwise included in the categories above.

The Audit Committee has determined that the provision of non-audit services provided by the Company’s independent auditors as described above is compatible with maintaining the independent auditors’ independence. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by the Company’s independent auditors. In certain cases, the Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve certain additional services, and such pre-approvals are communicated to the full Audit Committee at its next meeting. During fiscal 2005, all services were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE MATTERS

Audit Committee Charter — The Audit Committee has adopted a written charter, which is posted on the Company’s website and was filed with the SEC as an exhibit to the proxy statement for the Company’s Annual Meeting held December 1, 2004.

Audit Committee Members — After reviewing the qualifications of the current members of the committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the 1934 Act, (2) all current members of the Audit Committee are “independent” as that concept is defined in the NASDAQ listing standards, (3) all current members of the Audit Committee are financially literate, and (4) Kim D. Rosenberg qualifies as an “audit committee financial expert” as defined under SEC rules promulgated under the Sarbanes-Oxley Act of 2002.

Audit Committee Report — In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for fiscal 2005, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with the Company’s management and the Company’s independent auditors, including meetings where the Company’s management was not present;

(2)	discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications;

(3)	discussed with the Company’s independent auditors the results of its audit and examination of the Company’s consolidated financial statements, its evaluation of the Company’s internal controls and its overall assessment of the quality of the Company’s financial accounting and reporting functions;

(4)	reviewed the selection, application and disclosure of the Company’s critical accounting policies pursuant to SEC Financial Release No. 60, “Cautionary Advice Regarding Disclosure of Critical Accounting Policies”; and

(5)	received and reviewed the written disclosures and the letter from the Company’s independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company’s independent auditors the independent auditor’s independence, including any relationships that may impact their objectivity and independence and considered the amount of non-audit services and the compatibility of such non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2005.

Audit Committee

Harold N. Chefitz, Chairman Kim D. Rosenberg Steven J. Lee Robert J. Bobb

MISCELLANEOUS AND OTHER MATTERS

Solicitation — The cost of this proxy solicitation will be borne by the Company. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

Proposals of Stockholders — Proposals of stockholders for the 2006 Annual Meeting of Stockholders will not be included in the proxy statement for, or considered at, that annual meeting unless the proposal is proper for inclusion in the proxy statement and for consideration and is received by the Secretary of the Company at the Company’s offices between June 3, 2006 and July 3, 2006.

Other Business — The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in the Company’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board of Directors directs.

Additional information — The Company will furnish without charge a copy of its Audit Committee Charter, as filed with the SEC, and its Annual Report on Form 10-K for fiscal 2005, as filed with the SEC, including the financial statements and attached schedules, upon the written request of any person who is a stockholder as of the Record Date. The Company will provide copies of the exhibits to such Annual Report upon payment of a reasonable fee, which will not exceed the Company’s reasonable expenses incurred. Requests for such materials should be directed to Kensey Nash Corporation—Investor Relations, 735 Pennsylvania Drive, Exton, Pennsylvania 19341, Attention: Secretary. The Company’s filings with the SEC, as well as all of its committee charters and other corporate governance documents, are also available on its website at www.kenseynash.com under the section called “Corporate Governance”.

By order of the Board of Directors,

/s/ JOSEPH W. KAUFMANN
Joseph W. Kaufmann
President and Secretary

Exton, Pennsylvania

November 4, 2005

Proxy - Kensey Nash Corporation

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 7, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoints Joseph W. Kaufmann and Douglas G. Evans, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorize each of them to represent and to vote all of the shares of Common Stock of Kensey Nash Corporation (the “Company”) held of record by the undersigned as of October 17, 2005, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held December 7, 2005, at the new principal executive offices of Kensey Nash Corporation, located at 735 Pennsylvania Drive, Exton, Pennsylvania at 10:00 a.m., local time, and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors

1.	The Board of Directors unanimously recommends that you vote FOR all nominees listed in Proposal 1 with terms to expire in 2008.

	For	Withhold

01 - Douglas G. Evans, P.E.	☐	☐

02 - Walter R. Maupay, Jr.	☐	☐

03 - C. McCollister Evarts, M.D.	☐	☐

B	Issues

The Board of Directors unanimously recommends that you vote FOR proposal 2.

	For	Against	Abstain

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY’S FINANCIAL STATEMENTS.	☐	☐	☐

3. Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

This proxy must be signed exactly as name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership or limited liability company, please print full partnership or limited liability company name and indicate capacity of duly authorized person executing on behalf of the partnership or limited liability company.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

____________________________________	____________________________________	/ /

1 U P X H H H P P P P 006862